SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered on February 6, 2008 by and between Web2 Corp., a Florida corporation (the “Debtor”), and William A. Mobley, Jr., an individual (the “Secured Party”).

WITNESSETH:

WHEREAS, the Debtor has executed and delivered to the Secured Party a Convertible Promissory Note of even date herewith (the “Note”);

WHEREAS, in order to secure its obligations under the Note, the Debtor is executing and delivering this Security Agreement (the “Agreement”);

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties set forth in this Agreement, each of the Debtor and the Secured Party agrees as follows:

1. The Security. The Debtor hereby assigns and grants to Secured Party a security interest in the following described property now owned or hereafter acquired by the Debtor (“Collateral”):

All of Debtor’s accounts, inventory, equipment, furniture, general intangibles, contract rights and intellectual property, wherever held or located, whether now owned or hereafter owned or acquired by Debtor, together with all proceeds and products thereof, and all books and records and insurance proceeds relating thereto. The terms ‘accounts,” “inventory,” “equipment,” “general intangibles” and “contract rights” shall have the same respective meanings as are given to those terms in Chapter 679 of Florida Statutes, as amended; and

All of the shares of the common capital stock of each of the subsidiaries of Debtor, whether now in existence or hereafter acquired or formed, including but not limited to ByIndia, Inc., a Florida corporation, Global Portals Online, Inc., a Florida corporation, You Get It, Inc., a Delaware corporation, and Web 1000, Inc., a Florida corporation (all of which are collectively referred to as the “Shares”), together with all stock dividends, stock splits, cash dividends and distribution of shares of subsidiaries or other assets which may at any time arise from such Shares (collectively, the “Share Benefits”).

2. The Indebtedness. The Collateral secures and will secure all Indebtedness of the Debtor to the Secured Party. Each party obligated under any Indebtedness is referred to in this Agreement as a “Debtor.” “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Secured Party, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Secured Party by assignment or otherwise, including without limitation the Note.

3. Debtor’s Obligations . The Debtor represents and warrants to the Secured Party, and covenants and agrees with the Secured Party, as follows:

(a) The Debtor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate books and records.

(b) The Debtor resides in the State of Florida. The Debtor shall give the Secured Party at least thirty days notice before changing his residence. The Debtor will notify the Secured Party in writing prior to any change in the location of any Collateral, including the books and records.

(c) The Debtor will notify the Secured Party in writing prior to any change in the Debtor’s name, identity or business structure.

(d) The Debtor has not granted and will not grant any security interest in any of the Collateral except to the Secured Party, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Secured Party.

(e) The Debtor will promptly notify the Secured Party in writing of any event which affects the value of the Collateral, the ability of the Debtor or the Secured Party to dispose of the Collateral, or the rights and remedies of the Secured Party in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f) The Debtor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Secured Party’s security interest (collectively, the “Collateral Costs”). Without waiving the Debtor's default for failure to make any such payment, the Secured Party at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Debtor agrees to reimburse the Secured Party on demand for any Collateral Costs so incurred.

(g) Until the Secured Party exercises its rights to make collection, the Debtor will diligently collect all Collateral.

(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Debtor shall immediately deliver such document to the Secured Party, together with any necessary endorsements.

(i) The Debtor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Secured Party.

(j) The Debtor will maintain and keep in force insurance covering the Collateral against fire and extended coverages, to the extent that any Collateral is of a type which can be so insured. Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to the Secured Party and include a loss payable endorsement in favor of the Secured Party in a form acceptable to the Secured Party. Upon the request of the Secured Party, the Debtor will deliver to the Secured Party a copy of each insurance policy, or, if permitted by the Secured Party, a certificate of insurance listing all insurance in force.

(k) The Debtor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Debtor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Secured Party of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Secured Party and shall provide that the Secured Party has no liability to such owner, holder of any lien, or any other person.

(l) The Debtor has submitted to Secured Party a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor, in which the Debtor has any right, title, or interest, throughout the world. To the extent required by the Secured Party in its discretion, the Debtor will promptly notify the Secured Party of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefor, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired after the date hereof.

(m) The Debtor will, at its expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Debtor pursuant to the terms of its intellectual property management program. The Debtor also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works. The Debtor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Secured Party and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Debtor or the Secured Party. The Debtor will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Debtor's business, or except with the Secured Party's prior written consent.

(n) In order to permit Secured Party, in the event of any demand for payment of the Note which is not immediately satisfied, to accomplish transfer of the Shares constituting the Collateral, the Debtor shall execute in blank, such stock powers as Secured Party shall require, and such execution shall remain irrevocable during the term of this Agreement. The originals of the certificates regarding the Shares and the stock powers shall be held in escrow by the law firm of Winderweedle, Haines, Ward & Woodman, P.A., Winter Park and Orlando, Florida (“Escrow Agent”), throughout the term of this Agreement.

4. Additional Optional Requirements. The Debtor agrees that the Secured Party may at its option at any time, whether or not the Debtor the Secured Party has made demand on the Note:

(a) require the Debtor to deliver to the Secured Party (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b) examine the Collateral, including the books and records, and make copies of or extracts from the books and records, and for such purposes enter at any reasonable time upon the property where any Collateral or any books and records are located.

(c) require the Debtor to deliver to the Secured Party any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Secured Party the proceeds of any such letters of credit.

(d) notify any account debtors, any buyers of the Collateral, or any other persons of the Secured Party's interest in the Collateral.

5. Remedies. In the event of any demand of payment of the Note which is not immediately satisfied, the Secured Party may do any one or more of the following:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Enforce the security interest of the Secured Party in any deposit account of the Debtor maintained with the Secured Party by applying such account to the Indebtedness.

(d) Require the Debtor to obtain the Secured Party’s rior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(e) Require the Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Secured Party in kind.

(f) Require the Debtor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Secured Party’s exclusive control.

(g) Require the Debtor to assemble the Collateral, including the Books and Records, and make them available to the Secured Party at a place designated by the Secured Party.

(h) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtor’s equipment, if the Secured Party deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(i) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Debtor irrevocably authorizes the Secured Party to endorse or sign the Debtor's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Debtor and remove therefrom any payments and proceeds of the Collateral.

(j) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Debtor.

(k) Use or transfer any of the Debtor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Debtor, if the Secured Party deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Debtor agrees that any such use or transfer shall be without any additional consideration to the Debtor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Debtor has any right or interest, whether by ownership, license, contract or otherwise.

(l) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(m) Take such measures as the Secured Party may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Debtor hereby irrevocably constitutes and appoints the Secured Party as the Debtor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.

(n) Without notice or demand to the Debtor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Secured Party or any of the Secured Party’s agents or affiliates to or for the credit of the account of the Debtor or any guarantor or endorser of the Debtor's Indebtedness.

(o) Exercise any other remedies available to the Secured Party at law or in equity.

(p) Cause the Escrow Agent to release its Shares, the Share Benefits and the stock powers to Secured Party. Secured Party may also exercise any and all of the rights and remedies provided by the Uniform Commercial Code as well as other rights and remedies, either at law or in equity, possessed by Secured Party.

7. Further Assurances. Each of the parties shall cooperate with one another, shall do and perform such actions and things, and shall execute and deliver such documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

8. Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

9. Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. Without limiting the generality of the immediately preceding sentence, the Letter of Intent is superceded by this Agreement and shall be of no further force or effect. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties.

10. Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

11. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

12. Jurisdiction and Venue. Any claim or dispute arising out of, connected with, or in any way related to this Agreement shall be instituted by the complaining party and adjudicated in a court of competent jurisdiction located in Orange County, Florida, and the parties to this Agreement consent to the personal jurisdiction of and venue in such courts. In no event shall any party to this Agreement contest the personal jurisdiction of such courts over or the venue of such courts.

13. No Waivers. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation,. The waiver by either party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

14. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

15. Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement on the date first written above.

Web2 Corp.

By	/s/ Andre L. Forde	/s/ William A. Mobley, Jr.
	Andre L. Forde	William A. Mobley, Jr.
President and Chief Operating Officer